UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2011
HUNTINGTON BANCSHARES INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	1-34073	31-0724920

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Huntington Center 41 South High Street Columbus, Ohio	43287

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 480-8300
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On April 20, 2011, Huntington Bancshares Incorporated (“Huntington”) issued a news release announcing its earnings for the quarter ended March 31, 2011. Also on April 20, 2011, Huntington made a Quarterly Performance Discussion and Financial Review available on its web site, www.huntington-ir.com.
Huntington’s senior management will host an earnings conference call April 20, 2011, at 10:00 a.m. (Eastern Time). The call may be accessed via a live Internet webcast at www.huntington-ir.com or through a dial-in telephone number at 800-267-7495, conference ID 52894827. Slides will be available at www.huntington-ir.com just prior to the call. A replay of the web cast will be archived in the Investor Relations section of Huntington’s web site at www.huntington.com. A telephone replay will be available two hours after the completion of the call through April 29, 2011, at 800-642-1687; conference call ID 52894827.
The information contained or incorporated by reference in this Current Report on Form 8-K contains certain forward-looking statements, including certain plans, expectations, goals, projections, and statements, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: (1) worsening of credit quality performance due to a number of factors such as the underlying value of the collateral could prove less valuable than otherwise assumed and assumed cash flows may be worse than expected; (2) changes in economic conditions; (3) movements in interest rates; (4) competitive pressures on product pricing and services; (5) success, impact, and timing of our business strategies, including market acceptance of any new products or services introduced to implement our “Fair Play” banking philosophy; (6) changes in accounting policies and principles and the accuracy of our assumptions and estimates used to prepare our financial statements; (7) extended disruption of vital infrastructure; (8) the final outcome of significant litigation; and (9) the nature, extent, and timing of governmental actions and reforms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as future regulations which will be adopted by the relevant regulatory agencies, including the Consumer Financial Protection Bureau (CFPB), to implement the Act’s provisions. Additional factors that could cause results to differ materially from those described above can be found in Huntington’s 2010 Annual Report on Form 10-K, and documents subsequently filed by Huntington with the Securities and Exchange Commission All forward-looking statements included in this Current Report on Form 8-K are based on information available at the time of the Report. Huntington assumes no obligation to update any forward-looking statement.

Exhibit 99.3 includes certain ratios, specifically the tangible common equity ratio, and the Tier 1 common risk-based capital ratio, which are non-GAAP financial measures. These non-GAAP financial measures are included in this report because the Federal Reserve indicated that as part of their Supervisory Capital Assessment Program (SCAP), a year-end 2010 Tier 1 common risk-based capital ratio of 4.0% would be needed. Although Huntington is not one of the SCAP bank holding companies, the market has accepted this as a “de facto” standard for being adequately capitalized since 10 of the 19 bank holding companies included in SCAP were directed to increase their capital levels to meet this targeted threshold. Other companies may calculate these financial measures differently. Risk-weighted assets are calculated under regulatory capital rules applicable to us as discussed more fully on page 7 of our Form 10-K. The tangible common equity ratio, tangible assets, and Tier 1 common risk-based capital ratio were calculated as follows:
Capital Adequacy Reconciliations

	2011	2010
(in millions)	March 31,	December 31,	September 30,	June 30,	March 31,

Tangible common equity to asset ratio:

Total shareholders’ equity	$5,039	$4,981	$5,567	$5,438	$5,370
Shareholders’ preferred equity	(363)	(363)	(1,700)	(1,696)	(1,692)

	4,676	4,618	3,867	3,742	3,678
Goodwill	(444)	(444)	(444)	(444)	(444)
Intangible assets	(215)	(229)	(244)	(259)	(274)
Intangible asset deferred tax liability (1)	75	80	85	91	95

Total tangible common equity	$4,092	$4,025	$3,264	$3,130	$3,055

Total assets	$52,949	$53,820	$53,247	$51,771	$51,867
Goodwill	(444)	(444)	(444)	(444)	(444)
Other intangible assets	(215)	(229)	(244)	(259)	(274)
Intangible asset deferred tax liability (1)	75	80	85	91	95

Total tangible assets	$52,365	$53,227	$52,644	$51,159	$51,244

Tangible common equity to asset ratio	7.81%	7.56%	6.20%	6.12%	5.96%

Tier 1 common risk-based capital ratio (2)

Tier 1 capital	$5,179	$5,022	$5,480	$5,317	$5,090
Shareholders’ preferred equity	(363)	(363)	(1,700)	(1,696)	(1,692)
Trust preferred securities	(570)	(570)	(570)	(570)	(570)
REIT preferred stock	(50)	(50)	(50)	(50)	(50)

Tier 1 common	$4,196	$4,039	$3,160	$3,001	$2,778

Risk weighted assets	$43,025	$43,471	$42,759	$42,486	$42,522

Tier 1 common risk-based capital ratio	9.75%	9.29%	7.39%	7.06%	6.53%

(1)	Intangible assets are net of deferred tax liability, and calculated assuming a 35% tax rate.

(2)	March 31, 2011 figures are estimated.

The information contained or incorporated by reference in Item 2.02 of this Form 8-K shall be treated as “furnished” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
Item 9.01. Financial Statements and Exhibits.
The exhibits referenced below shall be treated as “furnished” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
(d) Exhibits.

Exhibit 99.1 —	News release of Huntington Bancshares Incorporated, dated April 20, 2011.
Exhibit 99.2 —	Quarterly Performance Discussion, March 2011.
Exhibit 99.3 —	Quarterly Financial Review, March 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED
Date: April 20, 2011	By:	/s/ Donald R. Kimble
Donald R. Kimble
Senior Executive Vice President and Chief Financial Officer
EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	News release of Huntington Bancshares Incorporated, April 20, 2011.
Exhibit 99.2	Quarterly Performance Discussion, March 2011.
Exhibit 99.3	Quarterly Financial Review, March 2011.